                                                                    EXHIBIT 99.2

                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT


         Amendment No. 1, dated November 30, 2004, to the Stock Purchase Agreement, dated as of September 17, 2004 (as amended from time to time, the "Purchase Agreement"), by and among American Physicians Assurance Corporation (the "Purchaser") and the shareholders listed on Exhibit 1 thereto (collectively, the "Sellers").

         WHEREAS, the undersigned Northpoint Medical Group, Ltd. (the "New Seller") was not an original party to the Purchase Agreement but now desires to become a party thereto; and

         WHEREAS, the Purchaser and the Sellers desire that the New Seller become a party to the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. The New Seller hereby confirms that it has received a copy of the Purchase Agreement and the exhibits referred to therein, and all other documents which it considers necessary to make an informed decision to sell its shares of Common Stock to Purchaser.

         2. As of the date hereof, following execution of this Amendment No. 1 pursuant to Section 7.2 of the Purchase Agreement, the New Seller (a) shall be deemed automatically to have become a "Seller" (as that term is used in the Purchase Agreement) and a party to the Purchase Agreement, and to have all the rights and obligations of a party to the Purchase Agreement as if it were an original signatory thereto; and (b) agrees to be bound by the terms and conditions set forth in the Purchase Agreement as if it were an original signatory thereto.

         3. Notwithstanding any provision in Article 2 of the Purchase Agreement to the contrary, the New Seller shall be deemed to make the representations and warranties in Article 2 of the Purchase Agreement as of the date of this Amendment No. 1 and as of the Closing Date; provided that the words "and in good standing" in the second sentence of Section 2.1 of the Purchase Agreement shall have no effect with respect to New Seller, it being understood by the parties hereto that New Seller has been administratively dissolved.

         4. Exhibit 1 is hereby amended and restated in the form attached hereto.

         5. Terms defined in the Purchase Agreement and not otherwise defined herein shall have their defined meanings when used herein.

         6. Except as specifically set forth above, this Amendment No. 1 shall not be deemed to amend the terms and conditions of the Purchase Agreement in any respect.

         7. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLERS:                                    PURCHASER:
                                            AMERICAN PHYSICIANS
DEAN HEALTH SYSTEMS, INC.                   ASSURANCE CORPORATION

By: /s/ Allen D. Kemp MD                    By: /s/ R. Kevin Clinton
    ----------------------------------          --------------------------------

Name and Title:  Allen D. Kemp MD,          Name and Title: R. Kevin Clinton,
CEO and Chairman of the Board               President and CEO

MERCY HEALTH SYSTEM                         NEW SELLER:
CORPORATION                                 NORTHPOINT MEDICAL
                                            GROUP, LTD.

By: /s/ Joseph Nemeth                       By: /s/ Anthony Linn
    ----------------------------------          --------------------------------

Name and Title: Joseph Nemeth,              Name and Title: Anthony Linn,
Vice President                              President

DAVID H. MOSS, FOR HIMSELF, AS
CUSTODIAN FOR STARR H. MOSS UWIUTMA
AND AS TRUSTEE FOR EMERGENCY RESOURCES
GROUP 401(K) PLAN

/s/ David H. Moss
---------------------------------

David H. Moss

AURORA MEDICAL GROUP, INC.

By: /s/ Elliott J. Huxley MD
    ----------------------------------

Name and Title: Elliott J. Huxley MD,
President

THE MONROE CLINIC, INC.

By: /s/ Julie Wilke
    ----------------------------------

Name and Title: Julie Wilke,
Vice President/CFO

                                    EXHIBIT 1
                   (AS AMENDED AND RESTATED NOVEMBER 30, 2004)

        PHYSICIAN INSURANCE COMPANY OF WISCONSIN, INC. STOCK CERTIFICATES


----------------------------------------------------------------------------------------------------------------------
         SELLER/BENEFICIAL OWNERSHIP            CERTIFICATE        NAME ON CERTIFICATE     NO. OF         DATE ISSUED
                                                    NO.              (IF DIFFERENT)        SHARES
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Dean Health Systems, Inc.                           5173                  Same                 1,111       07/01/2000
1808 W. Beltline Hwy.
Madison, WI  53713
Attention: Thomas Kirschbaum
                                                    5174                   "                     900       07/01/2000

TOTAL DEAN HEALTH SYSTEMS                                                                      2,011

With a copy to:
Whyte, Hirschboeck Dudek S.C.
555 East Wells Street
Suite 1900
Milwaukee, WI 53202
Attention: Andrew J. Guzikowski
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Mercy Health System Corporation                       327     Janesville Medical                  78       12/04/1986
1000 Mineral Point,                                           Center, Ltd.
Janesville, WI  53545
Attention: Ralph Topinka





*Lost certificate
                                                    1269                 "                         1       10/16/1987
                                                    2067                 "                        76       03/02/1988
                                                    2501                 "                         3       07/28/1988
                                                    2649                 "                         1       09/19/1988
                                                    2986                 "                        66       12/29/1988
                                                    3734                 "                         5       04/06/1989
                                                    4197                 "                         7       01/16/1990
                                                   2594*                 "                         1               ?*
                                                   2678*                 "                         2               ?*

TOTAL MERCY HEALTH SYSTEM CORPORATION                                                            240
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
         SELLER/BENEFICIAL OWNERSHIP            CERTIFICATE        NAME ON CERTIFICATE     NO. OF         DATE ISSUED
                                                    NO.              (IF DIFFERENT)        SHARES
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
David H. Moss, M.D.                                 4668            David Moss, M.D.              15       12/11/1995
5770 N. Shore Dr.
Milwaukee, WI  53217
                                                    5179           David H. Moss, M.D.           224       03/09/2201
                                                    5200                    "                      3       09/04/2001
                                                    5201          David H. Moss, M.D.,             9       09/04/2001
                                                                      Custodian for
                                                                      Starr H. Moss
                                                    5258                 UWIUTMA
                                                                     David Moss, MD,             263       09/30/2003
                                                              Trustee, Emergency Resources
                                                                          Group
                                                                       401(k) Plan
TOTAL DAVID MOSS                                                                                 514
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Aurora Medical Group, Inc.                          4494                  Same                    74       01/11/1993
3000 W. Montana St.
Milwaukee, WI  53215
Attention:  Robert O'Keefe
                                                    4474                    "                    428       01/22/1993
                                                    4478                    "                     25       04/13/1993
                                                    4498                    "                    152       03/08/1994
                                                    4507                    "                     63       06/07/1994
                                                    4506                    "                     24       07/07/1994
                                                    4641                    "                     70       07/13/1995
                                                    4666                    "                    130       11/17/1995
                                                    4689                    "                    153       05/02/1996
                                                    4690                    "                      8       05/02/1996
                                                    4708                    "                     21       11/04/1996
                                                    4709                    "                      8       11/04/1996
                                                    4726                    "                    137       03/03/1997
TOTAL AURORA MEDICAL GROUP                                                                     1,293
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
         SELLER/BENEFICIAL OWNERSHIP            CERTIFICATE        NAME ON CERTIFICATE     NO. OF         DATE ISSUED
                                                    NO.              (IF DIFFERENT)        SHARES
----------------------------------------------------------------------------------------------------------------------
The Monroe Clinic, Inc.                             4806                  Same                   392       06/01/1998
515 22nd Ave.
Monroe, WI  53566
Attention:  Mike Sanders
TOTAL MONROE CLINIC                                                                              392

With a copy to:
Attorney Thomas R. Streifender
Von Briesen & Roper SC
411 E. Wisconsin Ave.
PO Box 3262
Milwaukee, WI  53201-3262
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Northpoint Medical Group, Ltd.                       ?*                   Same                    ?*               ?*
2388 N. Lake Drive
Milwaukee, WI  53211
Attention:  Anthony Linn, M.D.
(Personal and Confidential)
TOTAL NORTHPOINT MEDICAL GROUP, LTD.                                                             332
              *Lost Certificate
With a copy to:
Attorney Donal M. Demet
Demet & Demet, S.C.
815 North Cass Street
Milwaukee, WI  53202-3908
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
GRAND TOTAL                                                                                                 4,782
----------------------------------------------------------------------------------------------------------------------